UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2014

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2014, Visteon Corporation (“Visteon”) entered into a Master Purchase Agreement (the “Purchase Agreement”) with Promontoria Holding 103 B.V. (“Buyer”), an affiliate of Cerberus Capital Management, L.P. Pursuant to the Purchase Agreement, Visteon will reorganize substantially all of its global interior products business under a newly-formed holding company (the “Reorganization”). Buyer will acquire all of the equity of that holding company (the “Transaction”) in exchange for the assumption of certain pension and other liabilities related to the interior products business and the payment of nominal cash consideration. In addition, Buyer will contribute $25 million in cash to the interior products business.

Visteon has agreed to contribute up to $95 million (the “Visteon Cash Contribution”) to the interior products business and will retain ownership in certain real estate and other assets worth, in aggregate, approximately $35 million. The Purchase Agreement includes net working capital adjustments whereby the Visteon Cash Contribution will be effectively adjusted based on the actual net working capital levels as of the closing date. Visteon has also agreed to support Buyer in establishing external credit facilities for the interior products business and, if $90 million of external credit facilities are not available to the interior products business by closing, to provide a seller-backed revolving credit facility in the amount of any shortfall to support the liquidity of the interior products business. Draws under any such seller-backed facility will only be available if certain of the external credit facilities are fully drawn, and any draws on the seller-backed facility generally must be repaid prior to the repayment of the external credit facilities. The seller-backed facility will have a maturity of three years and will have a default rate of interest for any interest and/or principal payment defaults.

The closing of the Transaction, which Visteon expects will occur by December 31, 2014, is subject to various conditions, including the completion of the Reorganization, regulatory and antitrust approvals, receipt of other third party consents and approvals and other closing conditions. As part of the Reorganization, Visteon will separate the portion of its interior products business conducted through its facilities in Chennai and Pune, India into a new legal entity, which will be transferred to the holding company and acquired by Buyer in the Transaction. Due to the time required to effect such separation under Indian law, the consummation of the Indian portion of the Transaction may occur subsequent to the closing of the balance of the Transaction.

The Purchase Agreement includes customary representations, warranties and covenants by the parties. Seller has agreed to conduct the interior products business in the ordinary course, subject to certain exceptions, until the closing of the Transaction, and not to initiate or engage in negotiations regarding, or to agree to, approve, or recommend, any proposal relating to a sale or disposition of the interior products business until the closing of the Transaction or the termination of the Purchase Agreement. Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions and limitations.

The Purchase Agreement may be terminated by Visteon or Buyer under certain circumstances specified therein, including (i) mutual written consent, (ii) the uncured failure of the other party’s representations and warranties or the other party’s breach or failure to perform in any material respect any of its covenants or other agreements contained in the Purchase Agreement, and such failure or breach would give rise to the failure of a closing condition, or (iii) if the Transaction is not consummated by a certain outside date.

In connection with the closing of the Transaction, Visteon and Buyer will enter into certain other agreements, including a transition services agreement (pursuant to which Visteon will provide Buyer with certain transition services for a specified period following the closing), a purchase and supply agreement (pursuant to which Buyer will purchase certain products from Visteon and Visteon will purchase certain products from Buyer for a specified period following the closing), contract manufacturing agreements (pursuant to which Visteon or its affiliates will provide Buyer or its affiliates with contract manufacturing services out of certain Visteon facilities for an interim period of time), a proprietary rights transfer and license agreement (pursuant to which Visteon or its affiliates will transfer or license certain intellectual property used in the interior products business to Buyer or its affiliates), an information technology services agreement (pursuant to which Visteon or its affiliates will provide Buyer or its affiliates with information technology services for a specified period of time) and certain facility lease and sublease agreements.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.06. Material Impairments

In connection with the May 1, 2014 execution of the Purchase Agreement as described in Item 1.01 above, Visteon determined that the assets subject to the Purchase Agreement met the specific criteria to be considered held for sale and that the related transaction proceeds were insufficient to recover the carrying value of such assets. Visteon currently estimates the pre-tax impairment loss to be in the range of $200 million to $250 million, of which approximately $40 million is related to future cash expenditures.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On May 2, 2014, Visteon issued a press release announcing that it had entered into the Purchase Agreement. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Master Purchase Agreement, dated as of May 1, 2014, by and among Visteon Corporation, VIHI, LLC, and Promontoria Holding 103, B.V.*

99.1	Press Release dated May 2, 2014.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Visteon agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Forward-Looking Information

This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers, including work stoppages, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (2) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (3) our ability to satisfy pension and other post-employment benefit obligations; (4) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (5) our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; (6) general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; (7) the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (8) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and (9) those factors identified in our filings with the SEC. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this Current Report, and which we assume no obligation to update. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle productions levels, customer price reductions and currency exchange rates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTEON CORPORATION

Date: May 7, 2014	By:	/s/ Peter M. Ziparo
Peter M. Ziparo
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Purchase Agreement, dated as of May 1, 2014, by and among Visteon Corporation, VIHI, LLC, and Promontoria Holding 103, B.V.

99.1	Press Release dated May 2, 2014.